UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2023

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 14, 2023, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Maximus, Inc. (the “Company”) approved and adopted Amended and Restated By-laws of the Company (as so amended and restated, the “By-laws”). The By-laws became effective immediately upon approval by the Board.
Proxy Access
Article I, Section 8 of the By-laws has been added to permit a shareholder, or a group of up to 20 shareholders, to nominate director candidates (and include such nominee(s) in the Company’s proxy materials) constituting up to the greater of two or 20% of the number of directors in office as of the last day on which the nomination notice can be delivered, provided that (i) such shareholder (or shareholder group) owns 3% or more of the Company’s outstanding common stock continuously for at least three years, and (ii) such shareholder (or shareholder group) and the nominee(s) satisfy certain procedural, eligibility and disclosure requirements set forth in Article I, Section 8 of the By-laws.
The procedural and eligibility requirements set forth in Article I, Section 8 of the By-laws include a requirement that, subject to certain exceptions, a notice of proxy access nomination must be received at the principal executive offices of the Company no later than the 120th day and no earlier than the 150th day prior to the first anniversary of the date of the preceding year’s proxy statement (subject to adjustment if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the preceding year’s annual meeting). Article I, Section 8 of the By-laws also includes requirements that the nominating shareholder (or shareholder group) and the nominee(s) provide certain information, representations and agreements to the Company in order to be eligible for proxy access.
Advance Notice
The By-laws amend Article I, Section 6 to reflect procedural updates related to the recently adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as certain technical, conforming and clarifying changes in connection therewith. The By-laws also amend Article I, Section 6 and Section 7 to, among other things, change the “advance notice window” for shareholders to submit director nominations (other than pursuant to the Company’s proxy access by-law) and proposals (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act) to be voted on by shareholders at an annual meeting of shareholders to the period beginning on the 120th day and ending on the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders (subject to adjustment if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date) and make other conforming and clarifying changes related to the procedures for shareholder nominations of persons for election to the Board.
The foregoing description is qualified in its entirety by reference to the By-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Shareholders held on March 14, 2023, 58,607,459 shares, representing 96.4% of the Company’s outstanding common stock entitled to vote, were represented in person or by proxy. Our shareholders voted as follows:
(a)To elect Anne K. Altman, Bruce L. Caswell, John J. Haley, Jan D. Madsen, Richard A. Montoni, Gayathri Rajan, Raymond B. Ruddy and Michael J. Warren for one-year terms expiring at the 2024 Annual Meeting of Shareholders.

Nominee	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
Anne K. Altman	56,655,505	354,513	33,556	1,563,885
Bruce L. Caswell	56,526,867	483,105	33,602	1,563,885
John J. Haley	55,903,795	1,105,333	34,446	1,563,885
Jan D. Madsen	56,822,547	187,478	33,549	1,563,885
Richard A. Montoni	56,502,194	507,631	33,749	1,563,885
Gayathri Rajan	56,858,174	151,891	33,509	1,563,885
Raymond B. Ruddy	55,628,382	1,381,054	34,138	1,563,885
Michael J. Warren	56,760,225	248,938	34,411	1,563,885

(b)To ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for our 2023 fiscal year.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
56,985,114	1,592,066	30,279	-
(c)To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables and any related material contained in the proxy statement.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
54,373,428	2,603,643	66,503	1,563,885
(d)To approve, on an advisory basis, how frequently shareholders will vote, on a non-binding advisory basis, to approve the compensation of the named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
55,905,089	5,835	1,045,335	87,315	1,563,885

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company, effective March 14, 2023.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: March 15, 2023	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

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